Exhibit 99

Marine Products Corporation Announces
Revised Record Date for Regular Quarterly Cash Dividend
– Payment Amount and Payable Date Unchanged

ATLANTA, April 29, 2015 - Marine Products Corporation (NYSE: MPX) announced today that it revised the previously announced record date for the next quarterly dividend of $0.04 per share from May 8, 2015 to May 11, 2015.  The dividend remains payable on June 10, 2015.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats.  The Company continues to diversify its product lines through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com